                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          Current Report
                 Pursuant to Section 13 or 15(d)
                              of the
                 Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported):  October 12, 1995

                ALL AMERICAN COMMUNICATIONS, INC.
                ---------------------------------
      (Exact Name of Registrant as Specified in its Charter)

                           DELAWARE
                           --------
          (State or Other Jurisdiction of Incorporation)

        0-14333                                      95-3803222
        -------                                      ----------
    (Commission File                              (I.R.S. Employer
        Number)                                Identification Number)

         2114 Pico Boulevard, Santa Monica, California 90405
         ---------------------------------------------------
             (Address of Principal Executive Offices)

                         (310) 450-3193
                         --------------
        (Registrant's Telephone Number, Including Area Code)

                          Not Applicable
                          --------------
      (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

        All American Communications, Inc. (the "Company") entered into an Asset Purchase Agreement, dated as of October 6, 1995, pursuant to which a newly-formed New York limited liability company (the "LLC") to be jointly owned, directly or indirectly, by the Company and The Interpublic Group of Companies, Inc. ("Interpublic"), agreed to acquire substantially all of the assets (excluding assets relating to the lottery business) and to assume certain specified liabilities (the "Mark Goodson Acquisition") of Mark Goodson Productions, L.P. and The Child's Play Company (collectively the "Sellers"). The assets of Mark Goodson Productions include ownership rights to approximately 45 game show formats, including "The Price Is Right," and a tape library of approximately 17,000 broadcast hours of programming and 30,000 episodes.

        The Asset Purchase Agreement provides that the purchase price will consist of payment by the Company of $25.0 million in cash and issuance by Interpublic of $25.0 million in its common stock to the Sellers, together with a contingent earn-out described below. Under the earn-out, the LLC will initially pay to an assignee of the Sellers a specified percentage of "Domestic Net Profits" (i.e. generally gross receipts less production costs, if applicable, a distribution fee to the Company under certain circumstances and residual payments) realized from the exploitation in the U.S. and Canada (currently, primarily consisting of "The Price Is Right") of the Goodson game shows and other purchased television formats during the five-year period following October 6, 1995 (which period is subject to extension for an additional five years if total earn-out payments do not equal $48.5 million, in which case the earn-out shall be payable in neither a minimum nor a maximum amount). The specified percentage of Domestic Net Profits payable to the Sellers with respect to "The Price Is Right" is 75% during the network exhibition of the program during the five years after October 6, 1995. However, the earn-out does not apply to any net profits realized from the international exploitation of any of the purchased game show or other purchased television formats.

        Consummation of the Mark Goodson Acquisition is subject to expiration or termination of the regulatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR") and satisfaction of other customary closing conditions. On October 24, 1995, the Company received notice of the early termination of the HSR waiting period. The parties executed and delivered most of the principal operative documents (including the delivery by the Company of a $25.0 million letter of credit covering the cash portion of the purchase price) into escrow, pending final closing.

        As of the final closing, the LLC will enter into a long-term license with a wholly-owned subsidiary of the Company which will exploit, in consideration of customary distribution fees and recoupment of certain out-of-pocket expenses, all of the Goodson formats world-wide. Accordingly, while the Company's ownership interest resulting from the Mark Goodson Acquisition will be limited to a 50% interest, the Company will be responsible for the world-wide exploitation of the underlying rights, subject only to rights under certain existing licenses. The Company's wholly-owned subsidiary has agreed to sublicense the right to continuously exploit "The Price Is Right" on U.S. network television during the earn-out period to a wholly-owned subsidiary of Interpublic, which will hire an affiliate of mark Goodson Productions, L.P., as producer of the show on a "for hire" basis under an agreed-upon production budget.

        It is anticipated that Interpublic and the Company will enter into an agreement pursuant to which the Company will have a six-month option to acquire Interpublic's undivided 50% share in the LLC commencing in April 1996 for $25.9 million (increasing during the option exercise period at a rate of 7% per annum). In addition, under the operative documents relating to the LLC, Interpublic will have certain rights to "put" its interest in the LLC to the Company and the Company will have certain additional rights to "call" Interpublic's interests under certain circumstances, which may be accelerated upon certain changes of control or ownership (as defined) of the Company.

        The description contained herein of the Asset Purchase Agreement and related agreements, which does not purport to be complete, is qualified in its entirety by reference to the Asset Purchase Agreement and such related agreements, which are attached as exhibits hereto.

ITEM 7.

        (a)   Financial Statements of Business Acquired.



                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Mark Goodson Productions, L.P.,
The Childs Play Company and Affiliates:

     We have audited the accompanying combined statements of net assets of THE GAME SHOW DIVISION of MARK GOODSON PRODUCTIONS and AFFILIATES (the "Division") as of December 31, 1993 and 1994, and the related combined statements of operating income and cash flows for the years ended December 31, 1992, 1993 and 1994. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As indicated in Note 1, the combined financial statements have been prepared from the books and records of certain commonly controlled entities and reflect significant assumptions and allocations of costs and expenses. Accordingly, they are not necessarily indicative of the financial position or results of operations of the Division had it operated as a stand alone entity.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined net assets of the Game Show Division of Mark Goodson Productions and Affiliates at December 31, 1993 and 1994, and the combined operating income and their combined cash flows for the years ended December 31, 1992, 1993 and 1994, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
September 8, 1995.

               THE GAME SHOW DIVISION OF MARK GOODSON PRODUCTIONS
                            AND AFFILIATES (NOTE 1)

                       COMBINED STATEMENTS OF NET ASSETS
                                 (IN THOUSANDS)

                                                                 DECEMBER 31,
                                                               -----------------   JUNE 30, 1995
                                                                1993       1994     (UNAUDITED)
                                                               ------     ------   -------------
                       ASSETS (NOTE 1)
Current assets:
  Accounts receivable........................................  $6,231     $6,091       $4,105
  Deferred production costs..................................   1,541      1,985          992
  Prepaid expenses and other current assets..................      82
                                                               ------     ------       ------
          Total current assets...............................   7,854      8,076        5,097
Property and equipment, net of accumulated
  depreciation of $2,033, $381, and $402 (Note 2)............     275        296          276
Deferred tape library costs, net of accumulated amortization
  of $97 and $269 (Note 3)...................................              1,344        1,733
Programs in the process of development.......................     338        326          205
Other assets.................................................      88        113          104
                                                               ------     ------       ------
          Total assets.......................................   8,555     10,155        7,415
                                                               ------     ------       ------
                    LIABILITIES (NOTE 1)
Current liabilities:
  Accounts payable and accrued expenses......................   2,096      3,483        1,539
  Deferred syndication revenue...............................                692
                                                               ------     ------       ------
          Total current liabilities..........................   2,096      4,175        1,539
                                                               ------     ------       ------
          Total liabilities..................................   2,096      4,175        1,539
Commitments and contingencies (Note 4)
                                                               ------     ------       ------
          Net assets.........................................  $6,459     $5,980       $5,876
                                                               ======     ======       ======

   The accompanying notes are an integral part of these financial statements.

               THE GAME SHOW DIVISION OF MARK GOODSON PRODUCTIONS
                            AND AFFILIATES (NOTE 1)

                    COMBINED STATEMENTS OF OPERATING INCOME
                                 (IN THOUSANDS)

                                                FOR THE YEARS ENDED             FOR THE SIX MONTHS
                                                   DECEMBER 31,                   ENDED JUNE 30,
                                           -----------------------------    --------------------------
                                            1992       1993       1994         1994           1995
                                           -------    -------    -------    -----------    -----------
                                                                            (UNAUDITED)    (UNAUDITED)
Revenues (Note 1):
  Network................................  $20,105    $18,808    $12,720      $ 5,586        $ 6,095
  Syndication............................    6,746      7,405     11,454        3,429          3,750
  Advertising............................    1,440        460      1,111          167            276
  Foreign royalties......................    8,047      8,503      6,890        3,432          2,921
  Music and other royalties..............      630        447        487          175            228
                                             -----      -----      -----        -----          -----
          Total operating revenues.......   36,968     35,623     32,662       12,789         13,270
Operating expenses (Note 1):
  Production costs.......................   13,847     12,873     14,023        4,142          4,986
  General and administrative.............   18,255     12,919     11,278        5,611          4,776
  Depreciation and amortization..........    1,662        653        156           28            194
                                             -----      -----      -----        -----          -----
          Total operating expenses.......   33,764     26,445     25,457        9,781          9,956
                                             -----      -----      -----        -----          -----
          Operating income...............    3,204      9,178      7,205        3,008          3,314
Other:
  Gain/(loss) on sale of fixed assets....               2,665        (30)         (32)
                                             -----      -----      -----        -----          -----
          Operating income...............  $ 3,204    $11,843    $ 7,175      $ 2,976        $ 3,314
                                             =====      =====      =====        =====          =====

   The accompanying notes are an integral part of these financial statements.

               THE GAME SHOW DIVISION OF MARK GOODSON PRODUCTIONS
                            AND AFFILIATES (NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                FOR THE YEARS ENDED           FOR THE SIX MONTHS
                                                    DECEMBER 31,                 ENDED JUNE 30,
                                          --------------------------------  -------------------------
                                           1992         1993        1994       1994          1995
                                          -------     --------     -------  -----------   -----------
                                                                             (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Operating income......................  $ 3,204     $ 11,843     $ 7,175     $ 2,976       $ 3,314
  Adjustments to reconcile operating
     income to net cash provided by
     operating activities:
     Depreciation and amortization......    1,662          653         156          28           194
     (Gain)/loss on disposal of property
       and equipment....................                (2,665)         30          32
     Changes in:
       Accounts receivable..............     (836)      (1,111)        140       1,272         1,986
       Prepaid expenses.................      (90)          82          83          57
       Deferred production costs........      215         (185)       (444)        423           993
       Programs in the process of
          development...................      400          (79)         12         (67)          121
       Other assets.....................       15            1         (25)        (25)            9
       Accounts payable and accrued
          expenses......................   (1,062)        (788)      1,387        (649)       (1,945)
       Deferred syndication revenue.....      (72)                     692                      (692)
                                          -------     --------     -------     -------       -------
          Net cash provided by operating
            activities..................    3,436        7,751       9,206       4,047         3,980
                                          -------     --------     -------     -------       -------
Cash flows from investing activities:
  Purchase of property and equipment....      (73)         (21)       (116)        (91)           (1)
  Sale of marketable securities.........                 1,008
  Proceeds from sale of property and
     equipment..........................                 4,532           5
  Deferred tape library costs...........                            (1,441)       (516)         (561)
                                          -------     --------     -------     -------       -------
          Net cash used in investing
            activities..................      (73)       5,519      (1,552)       (607)         (562)
                                          -------     --------     -------     -------       -------
Cash flows from financing activities:
  Repayment of long term debt...........     (426)      (4,224)
  Cash distribution to Parent...........   (2,937)      (9,046)     (7,654)     (3,440)       (3,418)
                                          -------     --------     -------     -------       -------
          Net cash used in financing
            activities..................   (3,363)     (13,270)     (7,654)     (3,440)       (3,418)
                                          -------     --------     -------     -------       -------
          Net cash and cash
            equivalents.................  $    --     $     --     $    --     $    --       $    --
                                          =======     ========     =======     =======       =======
Non cash distribution to Parent.........     (220)

   The accompanying notes are an integral part of these financial statements.

               THE GAME SHOW DIVISION OF MARK GOODSON PRODUCTIONS
                            AND AFFILIATES (NOTE 1)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES AND TRANSACTIONS

     (A) BASIS OF PRESENTATION:

     The Game Show Division of Mark Goodson Productions and Affiliates (the "Division") is not a separate legal entity, but was operated as part of the overall business of Mark Goodson Productions, L.P., The Childs Play Company and certain affiliates under common control (collectively the "Parent" or "Owner"). The Division is in the business of producing and licensing television game shows (primarily Price is Right, Family Feud and Concentration), for network and syndicated broadcasters, in domestic and foreign markets. The Parent is currently negotiating an Asset Purchase Agreement for the sale of the Division's net assets. Under the terms of the proposed agreement, the Parent will sell substantially all the assets of the Division, except the assets relating to the operations of the Video Lottery Business, the Sony Game Show Channel and other assets as specified in the agreement.

     The accompanying statements have been prepared from the books and records of Mark Goodson Productions, L.P., The Childs Play Company and certain affiliates under common control and present substantially all the revenues and expenses of the Division for the years ended December 31, 1992, 1993 and 1994 and the net assets of the Division at December 31, 1993 and 1994.

     The statements of net assets and statements of operations and cash flows may not necessarily be indicative of the financial position or results of operations that would have resulted had the Division been operated as a stand-alone entity. General and administrative expenses, deemed reasonable by management, totaling $18,255,000 in 1992, $12,919,000 in 1993 and $11,278,000 in
1994, are net of expenses allocated by the Parent to the Video Lottery Business and the Sony Game Show Channel in the amounts of $444,000, $939,000 and $1,228,000 for 1992, 1993 and 1994, respectively. The allocation procedures include various bases such as employee numbers and estimated time spent. Expenses not allocated to the Division include taxes on income, pension, post retirement and interest, other than interest expense incurred for the airplane financing amounting to $334,000 in 1992 and $208,000 in 1993. Rental expense incurred by the Division amounted to $1,532,000 in 1992, $1,325,000 in 1993 and $1,138,000 in 1994. These amounts are included in general and administrative expenses.

     The financial statements do not include any adjustments which may be required by the consummation of the agreement of sale nor do they consider any adjustments which may result from changes in the operations of the Division by the Buyer.

     (B) UNAUDITED SIX MONTH FINANCIAL STATEMENTS:

     The unaudited six month financial statements as of June 30, 1994 and 1995 include all adjustments, consisting only of normal recurring adjustments which in the opinion of the Division's management, are necessary for a fair presentation of the results of operations for the six months presented. The results for the six months ended June 30, 1995 are not indicative of the results which may be expected for the entire year ended December 31, 1995.

     (C) REVENUE RECOGNITION:

     Revenue from television licensing agreements is recognized in the accounting period in which the game shows become available for broadcast or when identified and broadcast according to the terms of the license agreements. Foreign, music and other royalty income is recognized upon receipt of earnings reports from licensees. Advertising revenue is recognized when the advertisements are broadcast. Deferred revenues consists of advance payments received on television contracts for which the revenue has not yet been recognized.

               THE GAME SHOW DIVISION OF MARK GOODSON PRODUCTIONS
                     AND AFFILIATES (NOTE 1) -- (CONTINUED)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (D) PRODUCTION COSTS:

     Game show production costs are recognized in a manner consistent with the revenue recognition policies. Program development costs are deferred unless management's estimates indicate that such costs are non-recoverable, in which case the costs are charged against operations currently.

     (E) PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost. Depreciation and amortization are recorded by the declining-balance method for furniture and equipment, and by the straight-line method for leasehold improvements, over the shorter of lease term or estimated useful lives of the assets.

     (F) INCOME TAXES

     No provision for income taxes has been reflected in the accompanying statement of operating income because income tax expense is not allocated by the Parent to the Division.

     (G) DIVISION EQUITY

     For cash flow purposes, all transfers of cash between the Division and the Parent are recorded through Division Equity.

2.  PROPERTY AND EQUIPMENT

     The components of property and equipment are:

                                                            DECEMBER 31,
                                                            -------------       ESTIMATED
                                                             1993    1994          LIFE
                                                            ------   ----     --------------
    Office furniture and equipment........................  $1,937   $411     5 to 7 years
    Automobiles...........................................     147    126     5 years
    Leasehold improvements................................     224    140     7 shorter of
                                                                              lease term or
                                                                              life of assets
                                                            ------   ----
                                                             2,308    677
      Less: Accumulated depreciation and amortization.....   2,033    381
                                                            ------   ----
              Property and equipment, net.................  $  275   $296
                                                            ======   ====

     Depreciation and amortization expense for the years ended December 31, 1993 and 1994 amounted to $653,000 and $59,000 respectively, and $22,000 for the six months ended June 30, 1995.

3.  DEFERRED TAPE LIBRARY COSTS

     Deferred tape library costs consists of costs incurred to upgrade and copy the Division's program library. Amortization of these costs is provided by the straight-line method over a five-year period and amounted to $97,000 in 1994 and $172,000 for the six months ended June 30, 1995.

               THE GAME SHOW DIVISION OF MARK GOODSON PRODUCTIONS
                     AND AFFILIATES (NOTE 1) -- (CONTINUED)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  COMMITMENTS AND CONTINGENCIES

  (A) TALENT AGREEMENTS:

     The Division is committed under four talent agreements relating to the game show productions. The gross compensation due on the agreement's, which extend through the end of the 1995-1996 broadcast year is $6,193,000 (net of network reimbursements -- $1,102,000).

  (B) LITIGATION:

     In the opinion of management and its counsel, the Division is not a party to any litigation that would have a material adverse effect on its business, results of operations, or financial condition if settled in an unfavorable manner.

        (b)   Pro Forma Financial Information



                         CERTAIN PRO FORMA INFORMATION

     The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1995 and the pro forma condensed consolidated statements of operations for the six months ended June 30, 1995 and 1994 and the year ended December 31, 1994 give effect to the October 1995 agreement of Mark Goodson Productions, LLC (the "LLC") to purchase substantially all of the assets of Mark Goodson Productions, L.P. and The Child's Play Company (the "Sellers") (the "Mark Goodson Acquisition"), the August 1994 acquisition (the "Fremantle Acquisition") of certain net assets and all of the outstanding non-voting common stock of Fremantle International, Inc. ("Fremantle") and the offering.

     The pro forma information is based on the historical financial statements of the Company, the Sellers and Fremantle, giving effect to: (i) the Mark Goodson Acquisition under the equity method of accounting, (ii) the Fremantle Acquisition under the purchase method of accounting, (iii) the offering and (iv) the assumptions and adjustments described in the accompanying notes to the pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated statements of operations have been prepared as if the above transactions had occurred at the beginning of the earliest period presented (January 1, 1994). The unaudited pro forma condensed consolidated balance sheet data has been prepared as if the Mark Goodson Acquisition and the offering had occurred at the end of the period presented (June 30, 1995).

     These pro forma statements may not be indicative of the results that would have occurred if the above transactions had occurred on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the Consolidated Financial Statements and notes of the Company for the year ended December 31, 1994 and the condensed consolidated financial statements and notes of the Company for the six months ended June 30, 1995 contained or incorporated by reference herein.

THE MARK GOODSON ACQUISITION

     As of October 6, 1995, the Company agreed to form the LLC as a 50/50 joint venture with Interpublic. The LLC entered into an agreement to purchase substantially all of the assets of the Sellers. The purchase price paid by the Company for its undivided 50% interest of the Sellers' net assets acquired consisted of a cash payment of $25.0 million plus an as yet undetermined contingent purchase price. The contingent purchase price, payable to the Sellers, is to be earned and paid based on the income (as defined) resulting from a domestic television network contract and the exploitation of certain other domestic television rights. The contingent purchase price, in total, is limited to $48.5 million if paid (whether earned or not) during the first five years following October 6, 1995. Otherwise the amount of contingent purchase price is unlimited to the extent it is earned within the first ten years following October 6, 1995. At the end of ten years no additional contingent purchase price accrues. The Company shares equally with Interpublic in the contingent purchase price.

     Based upon a preliminary review and evaluation, substantially all of the Company's $25.0 million portion of the initial purchase price has been allocated to goodwill. The contingent purchase price, to the extent earned, will be treated as an increase in goodwill and will be amortized coterminously with the original 25 year period. To the extent additional contingent purchase price payments are made, amortization will increase in future periods. Management of the Company is in the process of reviewing the allocation of the purchase price and, when completed, may modify its preliminary allocation. The Mark Goodson Acquisition will be accounted for by the Company under the equity method of accounting.

THE FREMANTLE ACQUISITION

     In August 1994 the Company completed the Fremantle Acquisition. The purchase price paid by the Company consisted of the following: (i) a cash payment of $31.5 million and (ii) the issuance of 630,000 shares of Common Stock and 2,520,000 shares of Class B Common Stock.

     The Company has accounted for the Fremantle Acquisition as a purchase and has allocated the purchase price based on the estimated fair value of assets and liabilities acquired. The total consideration of $52.5 million (including expenses related to the acquisition of $1.0 million) exceeded the estimated fair value of net assets acquired by $50.3 million (goodwill); such goodwill is being amortized over 25 years. The amounts shown as historical Fremantle have been adjusted to reflect contractual terms with respect to the Fremantle Acquisition.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                                   JUNE 30, 1995
                                                                   ----------------------------------------------
                                                                                                     AS ADJUSTED
                                                                                                       FOR THE
                                                                                                    MARK GOODSON
                                                                                                     ACQUISITION
                                                                   HISTORICAL       PRO FORMA          AND THE
                                                                     COMPANY       ADJUSTMENTS        OFFERING
                                                                   -----------     ------------     -------------
                                                                                   (IN THOUSANDS)
Cash and cash equivalents........................................     $ 10,126       $  7,095(1)       $ 17,221
Trade receivables, net...........................................       65,553                           65,553
Inventory........................................................        1,173                            1,173
Advances to recording artists....................................        1,357                            1,357
Television program costs, net....................................       88,109                           88,109
Property and equipment, net......................................        3,725                            3,725
Investment in unconsolidated affiliate...........................           --         25,000(2)         26,000
                                                                                        1,000(3)
Goodwill, net....................................................       50,476                           50,476
Debt issue costs.................................................        5,031            400(4)          5,431
Deferred income taxes............................................        1,373                            1,373
Other............................................................        1,591           (400)(3)         1,191
                                                                      --------         ------          --------
     Total assets................................................     $228,514       $ 33,095          $261,609
                                                                      ========         ======          ========
Liabilities:
Accounts payable and accrued expenses............................     $ 20,464       $    600(3)       $ 21,464
                                                                                          400(4)
Royalties payable................................................        2,555                            2,555
Deferred revenues................................................        2,878                            2,878
Due to producers.................................................       29,295                           29,295
Participations payable...........................................       18,862                           18,862
Due to banks.....................................................       67,475        (37,475)(1)        55,000
                                                                                       25,000(5)
Notes payable....................................................       60,000                           60,000
                                                                      --------         ------          --------
     Total liabilities...........................................      201,529        (11,475)          190,054
Stockholders' equity:
Preferred stock..................................................           --                               --
Common stock.....................................................            1                                1
Class B common stock.............................................           --              1(6)              1
Additional paid in capital.......................................       28,751         44,569(6)         73,320
Accumulated deficit..............................................       (1,880)                          (1,880)
Other............................................................          113                              113
                                                                      --------         ------          --------
     Total stockholders' equity..................................       26,985         44,570            71,555
                                                                      --------         ------          --------
     Total liabilities and stockholders' equity..................     $228,514       $ 33,095          $261,609
                                                                      ========         ======          ========

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                                                           SIX MONTHS ENDED JUNE 30, 1995
                                                                                    ---------------------------------------------
                                                                                                                      AS ADUSTED
                                                                                                                       FOR THE
                                                                                                                     MARK GOODSON
                                                                                    HISTORICAL                       ACQUISITION
                                                                                    -----------      PRO FORMA         AND THE
                                                                                      COMPANY       ADJUSTMENTS        OFFERING
                                                                                    -----------     ------------     ------------
                                                                                     (IN THOUSANDS -- EXCEPT PER SHARE AMOUNTS)
Revenues........................................................................      $75,027          $               $ 75,027
Cost of sales...................................................................       59,971          (1,461)(7)        58,510
Selling, general and administrative.............................................       12,094                            12,094
Goodwill amortization...........................................................        1,070             826(8)          1,896
                                                                                      -------         -------          --------
  Operating income..............................................................        1,892             635             2,527
                                                                                      -------         -------          --------
Equity earnings in unconsolidated affiliate.....................................           --           1,657(9)          2,681
                                                                                                        2,485(10)
                                                                                                       (1,461)(7)
Other income, net...............................................................          127                               127
Interest income/(expense), net..................................................       (4,728)          1,400(11)        (4,590)
                                                                                                       (1,195)(12)
                                                                                                          (67)(13)
                                                                                      -------         -------          --------
  Income (loss) before taxes....................................................       (2,709)          3,454               745
Provision (benefit) for income taxes............................................       (1,138)          1,451(14)           313
                                                                                      -------         -------          --------
  Net income (loss).............................................................      $(1,571)         $2,003          $    432
                                                                                      =======         =======          ========
  Net income (loss) per share...................................................      $ (0.20)                         $   0.04
                                                                                      =======                          ========
  Weighted average number of common shares and common share equivalents                                   105(15)
    outstanding.................................................................        7,976           4,000(6)         12,081
                                                                                      =======                          ========

                                                                        SIX MONTHS ENDED JUNE 30, 1994
                                              -----------------------------------------------------------------------------------
                                                                                                                     AS FURTHER
                                                                                                                      ADJUSTED
                                                                                                                       FOR THE
                                                                                     AS ADJUSTED                    MARK GOODSON
                                                  HISTORICAL                           FOR THE                       ACQUISITION
                                              -------------------    PRO FORMA        FREMANTLE     PRO FORMA          AND THE
                                              COMPANY   FREMANTLE   ADJUSTMENTS      ACQUISITION   ADJUSTMENTS        OFFERING
                                              -------   ---------   -----------      -----------   ------------     -------------
                                                                  (IN THOUSANDS -- EXCEPT PER SHARE AMOUNTS)
Revenues....................................  $27,607    $ 26,882     $                $54,489        $                $54,489
Cost of sales...............................   20,348      21,546         255(17)       42,149        (1,716)(7)        40,433
Selling, general and administrative.........    8,815       2,491                       11,306                          11,306
Goodwill amortization.......................       46         383         967(18)        1,013           670(8)          1,683
                                                                         (383)(19)
                                              -------     -------     -------          -------        ------           -------
  Operating income..........................   (1,602)      2,462        (839)              21         1,046             1,067
                                              -------     -------     -------          -------        ------           -------
Equity earnings in unconsolidated
  affiliate.................................       --                                       --         1,488(9)          2,592
                                                                                                       2,820(10)
                                                                                                      (1,716)(7)
Other income/(expense), net.................       --         428                          428                             428
Interest income/(expense), net..............   (2,124)         85      (1,500)(12)      (3,722)       (1,195)(12)       (4,984)
                                                                         (183)(13)                       (67)(13)
                                              -------     -------     -------          -------        ------           -------
  Income (loss) before taxes................   (3,726)      2,975      (2,522)          (3,273)        2,376              (897)
Provision (benefit) for income taxes........       31       1,729      (1,370)(14)         390          (767)(14)         (377)
                                              -------     -------     -------          -------        ------           -------
  Net income (loss).........................  $(3,757)   $  1,246     $(1,152)         $(3,663)       $3,143           $  (520)
                                              =======     =======     =======          =======        ======           =======
  Net income (loss) per share...............  $ (0.78)                                 $ (0.46)                        $ (0.04)
                                              =======                                  =======                         =======
  Weighted average number of common shares
    and
    common share equivalents outstanding....    4,826                   3,150(21)        7,976         4,000(6)         11,976
                                              =======                 =======          =======        ======           =======

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                                                                                 YEAR ENDED
                                                                                                                DECEMBER 31,
                                                                                                                    1994
                                                                                                                ------------
                                                                             SEVEN MONTH
                                                            YEAR ENDED      PERIOD ENDED                        AS ADJUSTED
                                                           DECEMBER 31,     JULY 31, 1994                         FOR THE
                                                               1994          HISTORICAL       PRO FORMA          FREMANTLE
                                                          AS REPORTED(16)     FREMANTLE      ADJUSTMENTS        ACQUISITION
                                                          ---------------   -------------    ------------       ------------
                                                                      (IN THOUSANDS -- EXCEPT PER SHARE AMOUNTS)
Revenues.................................................    $ 114,901         $30,564         $                  $145,465
Cost of sales............................................       85,946          25,820              298(17)        112,064
Selling, general and administrative......................       21,523           2,992                              24,515
Goodwill amortization....................................          971             447            1,183(18)          2,154
                                                                                                   (447)(19)
                                                              --------         -------          -------           --------
  Operating income.......................................        6,461           1,305           (1,034)             6,732
                                                              --------         -------          -------           --------
Equity earnings in unconsolidated affiliate..............           --              --                                  --
Other income, net........................................           49              64                                 113
Interest income/(expense), net...........................       (5,725)             99           (1,750)(12)        (7,590)
                                                                                                   (214)(13)
                                                              --------         -------          -------           --------
  Income (loss) before taxes.............................          785           1,468           (2,998)              (745)
Provision (benefit) for income taxes.....................          330             992             (965)(14)           357
                                                              --------         -------          -------           --------
  Net income (loss)......................................    $     455         $   476         $ (2,033)          $ (1,102)
                                                              ========         =======          =======           ========
  Net income (loss) per share............................    $    0.07                                            $  (0.14)
                                                              ========                                            ========
  Weighted average number of common shares and common                                               (66)(20)
    share equivalents outstanding........................        6,201                            1,841(21)          7,976
                                                              ========                                            ========

                                                                     YEAR ENDED
                                                                  DECEMBER 31, 1994
                                                           ------------------------------
                                                                              AS FURTHER
                                                                               ADJUSTED
                                                                               FOR THE
                                                                             MARK GOODSON
                                                                             ACQUISITION
                                                            PRO FORMA          AND THE
                                                           ADJUSTMENTS         OFFERING
                                                           -----------       ------------
                                                              (IN THOUSANDS -- EXCEPT
                                                                 PER SHARE AMOUNTS)


Revenues.................................................    $                 $145,465
Cost of sales............................................     (3,445)(7)        108,619
Selling, general and administrative......................                        24,515
Goodwill amortization....................................      1,340(8)           3,494

                                                              ------            -------
  Operating income.......................................      2,105              8,837
                                                              ------            -------
Equity earnings in unconsolidated affiliate..............      3,588(9)           5,860
                                                               5,717(10)
                                                              (3,445)(7)
Other income, net........................................                           113
Interest income/(expense), net...........................      1,000(11)         (9,114)
                                                              (2,391)(12)
                                                                (133)(13)
                                                              ------            -------
  Income (loss) before taxes.............................      6,441              5,696
Provision (benefit) for income taxes.....................      2,035(14)          2,392
                                                              ------            -------
  Net income (loss)......................................    $ 4,406           $  3,304
                                                              ======            =======
  Net income (loss) per share............................                      $   0.27
                                                                                =======
  Weighted average number of common shares and common             66(15)
    share equivalents outstanding........................      4,000(6)          12,042
                                                                                =======

---------------

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following footnotes relate to the pro forma balance sheet as of June 30, 1995 and the pro forma statements of operations for the six month periods ended June 30, 1995 and 1994 and the year ended December 31, 1994.

 (1) Reflects expected use of net proceeds in connection with the offering based upon an assumed aggregate offering amount of $49.0 million before expenses.

 (2) Reflects the Company's investment in the LLC.

 (3) Reflects closing costs incurred by the Company in connection with the Mark Goodson Acquisition ($.4 million of such costs were included in the Company's other assets as prepaid items in the June 30, 1995 historical balance sheet).

 (4) Reflects debt issue costs incurred in connection with the Mark Goodson Acquisition.

 (5) Reflects the bank financing incurred in connection with the Mark Goodson Acquisition.

 (6) Reflects the issuance of Class B Common Stock in connection with the offering.

 (7) Reflects the intercompany elimination of the Company's 50% share of Fremantle license fees paid to Mark Goodson Productions, L.P.

 (8) Reflects amortization of initial goodwill in connection with the Mark Goodson Acquisition of $26.0 million, plus amortization of estimated contingent purchase price of $7.5 million in 1994 over 25 years and amortization of additional estimated contingent purchase price of $3.8 million for the 1995 six month period over 24 years. To the extent additional contingent purchase price payments are made, amortization will increase in future periods.

 (9) Reflects the Company's 50% interest in the historical net earnings of Mark Goodson Productions, L.P.

(10) Reflects the elimination of the Company's 50% share of Mark Goodson Productions, L.P. historical selling, general and administrative costs which will not be incurred subsequent to the date of the Mark Goodson Acquisition. The Mark Goodson Productions, L.P. day to day operations will be absorbed into the Company's existing operations.

(11) Reflects expected reduction in interest expense from the use of the net proceeds from the offering to pay down short term debt (no short term debt was outstanding during the six months ended June 30, 1994).

(12) Reflects interest expense on debt incurred in connection with the acquisitions.

(13) Reflects amortization of debt issuance costs.

(14) Reflects income tax effects of the pro forma adjustments.

(15) Reflects the inclusion of dilutive common stock equivalents for earnings per share purposes.

(16) The historical results for the year ended December 31, 1994 include the five months of operations of Fremantle from August 1994, the date of the Fremantle Acquisition.

(17) Reflects additional amortization of television program costs, as adjusted, acquired in connection with the Fremantle Acquisition.

(18) Reflects amortization of goodwill in connection with the Fremantle Acquisition of $50.3 million over 25 years.

(19) Reflects the elimination of goodwill amortization recorded by Fremantle prior to the Fremantle Acquisition.

(20) Reflects the elimination of anti-dilutive common stock equivalents for earnings per share purposes.

(21) Reflects the weighted average number of shares issued in connection with the Fremantle Acquisition.

        (c)   Exhibits.

              EXHIBIT NO.   DESCRIPTION
              -----------   -----------
              10.1          Asset Purchase Agreement dated as of October 6, 1995
                            between and among Mark Goodson Productions, L.P., The
                            Child's Play Company, Mark Goodson Productions, LLC, The
                            Interpublic Group of Companies, Inc., the Estate of Mark
                            Goodson and All American Communications, Inc.

              10.2          Network License Agreement between All American Goodson,
                            Inc. and Interpublic Game Shows, Inc., dated as of October 6,
                            1995.

              10.3          License Agreement between Mark Goodson Productions, LLC
                            and All American Goodson, Inc. dated as of October 6, 1995.

              10.4          Network Production Agreement between Interpublic Game Shows, Inc.
                            and TPIR LLC, dated as of October 6, 1995.

              10.5          Operating Agreement between All American Communications,
                            Inc. and All American Goodson, Inc., dated as of September 18,
                            1995.

              10.6          Amended and Restated Operating Agreement among All
                            American Communications, Inc., All American Goodson, Inc.,
                            The Interpublic Group of Companies, Inc. and Interpublic
                            Game Shows, Inc., dated as of October 6, 1995.

              11.1          Statement re Computation of Per Share Earnings -- Pro Forma
                            Information, Six Months Ended June 30, 1995.

              11.2          Statement re Computation of Per Share Earnings -- Pro Forma
                            Information, Year Ended December 31, 1994.

              11.3          Statement re Computation of Per Share Earnings -- Pro Forma
                            Information, Six Months Ended June 30, 1994.

              99            Press Release dated October 12, 1995.



                               SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on October 27, 1995.


                                   All American Communications, Inc.


                                   By: /s/ ANTHONY J. SCOTTI
                                       -------------------------
                                       Name:  Anthony J. Scotti
                                       Title: Chairman